Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on November 18, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SALLY BEAUTY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2257936 (I.R.S. Employer Identification No.)
3001 Colorado Boulevard Denton, Texas 76210 (940) 898-7500 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
Matthew O. Haltom, Esq.
Vice President, Deputy General Counsel and
Assistant Secretary
Sally Beauty Holdings, Inc.
3001 Colorado Boulevard
Denton, Texas 76210
(940) 898-7500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

William Scott Ortwein
Brendan P. McGill
Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000

           Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum aggregate offering price per unit/ Proposed maximum offering price/ Amount of registration fee

Common Stock, par value $0.01 per share	(1)

Preferred Stock, par value $0.01 per share

Debt Securities

Warrants

Purchase Contracts

Units(2)

(l)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(2)
Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt or equity securities, warrants or purchase contracts, which may or may not be separable from one another.

PROSPECTUS

SALLY BEAUTY HOLDINGS, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Units

        From time to time, we or selling stockholders may offer to sell common stock, preferred stock (which we may issue in one or more series), debt securities (which we may issue in one or more series), warrants and purchase contracts, as well as units that include any of these securities. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for our common or preferred stock or other securities. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol "SBH."

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus that contains specific information about the offering and the terms of the securities.

        Investing in our securities involves risks. You should refer to the risk factors referenced on page 6 of this prospectus and carefully consider that information before buying our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated November 18, 2010.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. No person is authorized to give any information or represent anything not contained in this prospectus or any prospectus supplement. We are only offering the securities in places where sales of those securities are permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement or information incorporated by reference herein or therein, is current as of any date other than the date of such information. Our business, financial condition, results of operations and prospects may have changed since that date. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the manner in which the securities will be offered. We urge you to read this prospectus, any accompanying prospectus supplement and other offering material together with additional information described under the heading "Incorporation of Certain Information By Reference."

        In this prospectus, we refer to common stock, preferred stock, debt securities, warrants, purchase contracts and units collectively as the "securities." The terms the "Company," "Sally Beauty," "our company," "we," "our," "ours" and "us" refer to Sally Beauty Holdings, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires, including that in the discussion of the capital stock and related matters, these terms refer solely to Sally Beauty Holdings, Inc. and not to any of its subsidiaries.

 AVAILABLE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any documents filed by us at the Commission's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our filings with the Commission are also available to the public through the Commission's Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

        We have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the Commission's public reference room in Washington, D.C., as well as through the Commission's Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The Commission's rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the Commission after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        We incorporate by reference into this prospectus the following documents or information filed with the Commission (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with Commission rules):

  •
  our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, including portions of our Proxy Statement for the 2011 Annual Meeting of Stockholders to the extent specifically incorporated by reference therein;

  •
  our Current Reports on Form 8-K filed with the Commission on October 4, 2010 and November 15, 2010;

  •
  the description of our common stock, set forth under the caption "Description of Sally Beauty Holdings, Inc. Capital Stock" in the Company's prospectus which forms a part of the Company's registration statement on Form S-4 filed with the Commission on August 2, 2006, as thereafter amended; and

  •
  all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and before the termination of the applicable offering (except for information furnished to the Commission that is not deemed to be "filed" for purposes of the Exchange Act).

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus, excluding exhibits to those documents, unless they are specifically incorporated by reference into those documents. These documents are available on our website at http://www.sallybeautyholdings.com. You can also request those documents from our Investor Relations Department at the following address:

3001 Colorado Boulevard
Denton, Texas 76210
(940) 297-3877

        Except as expressly provided above, no other information, including information on our website, is incorporated by reference into this prospectus.

 SPECIAL NOTE ON FORWARD LOOKING STATEMENTS AND RISK FACTORS

        Statements in this prospectus and in the documents incorporated by reference herein which are not purely historical facts or which depend upon future events may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "target," "can," "could," "may," "should," "will," "would" or similar expressions may also identify such forward-looking statements.

        Readers are cautioned not to place undue reliance on forward-looking statements as such statements speak only as of the date they were made. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, risks and uncertainties related to:

  •
  the highly competitive nature of, and the increasing consolidation of, the beauty products distribution industry;

  •
  anticipating changes in consumer preferences and buying trends and managing our product lines and inventory;

  •
  potential fluctuation in our same store sales and quarterly financial performance;

  •
  our dependence upon manufacturers who may be unwilling or unable to continue to supply products to us;

  •
  the possibility of material interruptions in the supply of beauty supply products by our manufacturers;

  •
  products sold by us being found to be defective in labeling or content;

  •
  compliance with laws and regulations or becoming subject to additional or more stringent laws and regulations;

  •
  product diversion to mass retailers;

  •
  the operational and financial performance of our Armstrong McCall, L.P. ("Armstrong McCall") franchised-based business;

  •
  the success of our internet-based business;

  •
  successfully identifying acquisition candidates or successfully completing desirable acquisitions;

  •
  integrating businesses acquired in the future;

  •
  opening and operating new stores profitably;

  •
  the impact of a downturn in the economy upon our business;

  •
  the success of our cost control plans;

  •
  protecting our intellectual property rights, particularly our trademarks;

  •
  conducting business outside the United States;

  •
  disruption in our information technology systems;

  •
  natural disasters or acts of terrorism;

  •
  the preparedness of our accounting and other management systems to meet financial reporting and other requirements and the upgrade of our existing financial reporting system;

  •
  we are a holding company, with no operations of our own, and we depend on our subsidiaries for cash;

  •
  our substantial indebtedness;

  •
  the possibility that we may incur substantial additional debt in the future;

  •
  restrictions and limitations in the agreements and instruments governing our debt;

  •
  generating the significant amount of cash needed to service all of our debt and refinancing all or a portion of our indebtedness or obtaining additional financing;

  •
  changes in interest rates increasing the cost of servicing our debt or increasing our interest expense due to our interest rate swap agreements;

  •
  the potential impact on us if the financial institutions we deal with become impaired;

  •
  the representativeness of our historical consolidated financial information with respect to our future financial position, results of operations or cash flows;

  •
  our reliance upon Alberto-Culver Company ("Alberto-Culver") for the accuracy of certain historical services and information;

  •
  the share distribution of Alberto-Culver common stock in our separation from Alberto-Culver not constituting a tax-free distribution;

  •
  actions taken by certain large stockholders adversely affecting the tax-free nature of the share distribution of Alberto-Culver common stock;

  •
  the voting power of our largest stockholder discouraging third party acquisitions of us at a premium; and

  •
  the interests of our largest stockholder differing from the interests of other holders of our common stock.

        Additional factors that could cause actual events or results to differ materially from the events or results described in the forward-looking statements can be found in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, as filed with the Commission, and as updated in any future filings with the Commission. The events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. As a result, our actual results may differ materially from the results contemplated by these forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements. New information, future events or risks may cause the forward-looking events we discuss in this prospectus not to occur or to occur in a manner different from what we expect.

COMPANY SUMMARY

        We are the largest distributor of professional beauty supplies in the U.S. based on store count. We operate primarily through two business units, Sally Beauty Supply and Beauty Systems Group, or BSG. Through Sally Beauty Supply and BSG (which operates stores under the CosmoProf service mark), we operated a multi-channel platform of 3,874 stores and supplied 185 franchised stores primarily in North America, South America and selected European countries, as of September 30, 2010. Within BSG, we also have one of the largest networks of professional distributor sales consultants in North America, with approximately 1,051 professional distributor sales consultants who sell directly to salons and salon professionals. As of September 30, 2010, Sally Beauty Supply had 3,006 company-operated retail stores and supplied 26 franchised stores (all outside the U.S.), and BSG had 868 company-operated stores and supplied 159 franchised stores. We provide our customers with a wide variety of leading third-party branded and exclusive-label professional beauty supplies, including hair care products, styling appliances, skin and nail care products and other beauty items. Sally Beauty Supply stores target retail consumers and salon professionals, while BSG exclusively targets salons and salon professionals. Approximately 82%, 84% and 82% of our consolidated net sales for the fiscal years ended September 30, 2010, 2009 and 2008, respectively, were in the U.S. For the fiscal year ended September 30, 2010, our consolidated net sales were $2,916.1 million.

        Sally Beauty Supply began operations with a single store in New Orleans in 1964 and was acquired in 1969 by our former parent company, Alberto-Culver. BSG became a subsidiary of Alberto-Culver in 1995. In November 2006, we separated from Alberto-Culver and became an independent company listed on the New York Stock Exchange. We refer to our separation from Alberto-Culver and its consumer products-focused business as the Separation Transactions. Sally Beauty is a Delaware corporation formed in June 2006 and became the accounting successor company to Sally Holdings upon the completion of the Separation Transactions. When we refer to Alberto-Culver, we mean Alberto-Culver Company prior to the Separation Transactions or the company from which we separated, which is currently a separate public company.

        In connection with the Separation Transactions, CDRS Acquisition LLC, or CDRS and CD&R Parallel Fund VII, L.P., or the Parallel Fund, and which we refer to together with CDRS as the CDR Investors, invested an aggregate of $575.0 million in cash equity, representing ownership currently amounting to approximately 48% of the outstanding shares of our common stock on an undiluted basis. CDRS, which owned approximately 47% of the outstanding shares of our common stock on an undiluted basis as of September 30, 2010, is a Delaware limited liability company organized by Clayton, Dubilier & Rice Fund VII, L.P., a private investment fund managed by Clayton, Dubilier & Rice, Inc.

RISK FACTORS

        Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption "Risk Factors" included in our Annual Report on Form 10-K for the year ended September 30, 2010, which is incorporated by reference in this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated. For the purpose of calculating the consolidated ratio of earnings to fixed charges, "earnings" represents pre-tax income plus amortization of capitalized interest and fixed charges, and less interest capitalized. "Fixed charges" consists of interest expense, whether expensed or capitalized, amortization of debt financing costs, and one-third of lease expense. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Year Ended September 30,
	2006	2007	2008	2009	2010
Ratio of Earnings to Fixed Charges (unaudited)(1)	5.04x	1.42x	1.58x	1.88x	2.32x

(1)
Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in the periods presented. Therefore, the ratio of earnings to combined fixed charges and preference dividends is not different from the ratio of earnings to fixed charges.

USE OF PROCEEDS

        We will use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

        We will not receive any proceeds from the resale of shares of common stock by selling stockholders under this prospectus or any supplement to it.

DESCRIPTION OF SECURITIES WE MAY OFFER

        This prospectus contains summary descriptions of our common stock, preferred stock, debt securities, warrants, purchase contracts and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement and other offering material.

DESCRIPTION OF CAPITAL STOCK

Overview

        The following is a description of Sally Beauty Holdings, Inc.'s amended and restated certificate of incorporation ("Certificate of Incorporation") and third amended and restated by-laws ("By-Laws"). The following descriptions of our capital stock and provisions of the Certificate of Incorporation and By-Laws are summaries of their material terms and provisions and are qualified by reference to the Certificate of Incorporation and By-Laws. The descriptions do not purport to be complete statements of the provisions of the Certificate of Incorporation and By-Laws. You must read those documents for complete information on the terms of our capital stock.

Authorized Capital Stock

        Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share and 50,000,000 shares of preferred stock, par value $0.01 per share. On November 15, 2010, 182,889,300 shares of our common stock were outstanding and no shares of our preferred stock were outstanding.

Common Stock

        Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are not entitled to cumulative voting rights.

        Holders of our common stock are entitled to receive any dividends that may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of liquidation, dissolution or winding up, holders of our common stock are entitled to receive proportionately any of the assets remaining after the payment of liabilities and subject to the prior rights of any of our outstanding preferred stock.

        The holders of our common stock do not have preemptive rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of holders of shares of any of our outstanding preferred stock.

        Our common stock is listed on the New York Stock Exchange under the symbol "SBH."

        Computershare Trust Company, N.A. serves as the transfer agent and registrar for our common stock.

Preferred Stock

        Our Certificate of Incorporation provides that our board of directors has the authority, without further vote or action by our stockholders, to issue up to 50,000,000 shares of our preferred stock in one or more series and to fix the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of any such class or series.

        The issuance of shares of our preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to satisfy certain regulatory requirements or to discourage an unsolicited acquisition proposal. See "Certain Anti-Takeover Provisions of Sally Beauty Holdings, Inc. Amended and Restated Certificate of Incorporation and By-Laws and Delaware Law." In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock.

Certain Anti-Takeover Provisions of Sally Beauty Holdings, Inc. Amended and Restated Certificate of Incorporation and By-Laws and Delaware Law

        A number of provisions in our Certificate of Incorporation and By-Laws and under the Delaware General Corporate Law ("DGCL") may make it more difficult to acquire control of us. These provisions may have the effect of discouraging a future takeover attempt not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, our stockholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, these provisions may adversely affect the prevailing market price of the common stock. These provisions are intended to:

  •
  enhance the likelihood of continuity and stability in the composition of our board of directors;

  •
  discourage some types of transactions that may involve an actual or threatened change in control of us;

  •
  discourage certain tactics that may be used in proxy fights;

  •
  ensure that our board of directors will have sufficient time to act in what our board of directors believes to be in the best interests of us and stockholders; and

  •
  encourage persons seeking to acquire control of us to consult first with our board of directors to negotiate the terms of any proposed business combination or offer.

Classified Board of Directors

        Our Certificate of Incorporation provides that our board of directors is divided into three classes of even number or nearly even number, with each class elected for staggered three-year terms expiring in successive years. This structure of electing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the staggered terms, together with the removal and vacancy provisions of our Certificate of Incorporation discussed below, would make it more difficult for a potential acquirer to gain control of our board of directors.

        Pursuant to the stockholders agreement and the By-Laws, following the 2007 annual meeting of stockholders and for no more than 10 years after the closing date of the Separation Transactions, the CDR Investors will have the right to designate for nomination as follows:

Ownership Percentage	Number of Investor Designees
45% or greater	six individuals
less than 45% but equal to or greater than 35%	four individuals
less than 35% but equal to or greater than 25%	three individuals
less than 25% but equal to or greater than 15%	two individuals
less than 15% but equal to or greater than 5%	one individual

Filling Vacancies; Removal

        Our Certificate of Incorporation provides that our directors may be removed only for cause at a meeting of our stockholders by a majority of shares then entitled to vote. Vacancies in our board of directors may be filled only by a majority of the remaining directors, provided that until the earlier of the tenth anniversary of the closing date of the Separation Transactions and the termination of the stockholders agreement, the designees of the CDR Investors will have the right to designate for nomination or appointment to our board of directors the individual to replace any designee of the CDR Investors upon his retirement, disqualification or removal (other than removal for cause) so long as CDR Investors have the right to designate such a member of our board of directors under the ownership percentages described above.

        Any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred (including a vacancy created by increasing the size of our board of directors) and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. Our By-Laws provide that the number of directors shall be fixed and increased or decreased from time to time by resolution of our board of directors.

        As discussed above, these provisions, in combination with the classified board of directors, have the effect of making it difficult for a potential acquirer to gain control of our board of directors.

No Stockholder Action by Written Consent; Special Meetings

        Our Certificate of Incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a meeting and vote by stockholders. Further, our By-Laws provide that special meetings may be called only by our chairman of the board of directors, chief executive officer or president. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by an officer at the request of the board of directors or our chairman of the board of directors, chief executive officer or president.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Sally Beauty Holdings, Inc. Stockholders

        Our By-Laws provide for advance notice requirements for stockholder proposals and nominations for director. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year.

        These provisions make it more difficult procedurally for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting and, therefore, may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

Section 203 of the DGCL

        Section 203 of the DGCL provides that, subject to the exceptions specified in that section, a corporation may not engage in any business combination with any interested stockholder for a three-year period following the time that such stockholder becomes an interested stockholder unless:

  •
  prior to that time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

  •
  subsequent to that time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Except as specified in Section 203 of the DGCL, an "interested stockholder" is defined to include:

  •
  any person that is the owner of 15 percent or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15 percent or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; and

  •
  the affiliates and associates of any person described in the preceding clause.

        Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. It is anticipated that the provisions of Section 203 may encourage persons interested in acquiring us to negotiate in advance with our board of directors, since those persons could avoid the stockholder approval requirement if a majority of the directors then in office approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder.

DESCRIPTION OF DEBT SECURITIES

General

        The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities. The specific terms of any debt securities will be described in one or more prospectus supplements relating to those debt securities and other offering materials we may provide.

        The debt securities will be issued under an Indenture between us and a trustee to be entered into at or before the time of such offering. We refer to the form of Indenture, as may be supplemented from time to time, as the "Indenture."

        We have summarized below the material provisions of the Indenture and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

        The debt securities will be our direct general obligations and may be secured or unsecured.

        The Indenture does not limit the amount of debt securities that we may issue. The Indenture allows us to reopen a previous issue of a series of debt securities and issue additional debt securities of that issue.

        We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will effectively have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as creditors of the company from such distribution) is junior to creditors of that subsidiary.

        We may issue debt securities from time to time in one or more series. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of units issued by us. All references in this prospectus, or any prospectus supplement to other amounts will include premium, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities.

        Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

        The prospectus supplement and other offering materials we may provide relating to the particular series of debt securities being offered will specify the particular terms of, and other information relating to, those debt securities.

        Some of the debt securities may be issued as original issue discount debt securities (the "Original Issue Discount Securities"). Original Issue Discount Securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of Original Issue Discount Securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.

        Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement and other offering material we may provide. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the Indenture.

        Holders may transfer debt securities in definitive bearer form by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See "Legal Ownership and Book-Entry Issuance" below.

        We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.

Events of Default

        The following are events of default under the Indenture with respect to any series of debt securities:

  •
  failure to pay any installment of interest on such series of debt securities when due, continued for 30 days;

  •
  failure to pay principal of, or premium, if any, on such series of debt securities when due;

  •
  failure to deposit any sinking fund payment with respect to such series of debt securities when due, continued for 30 days;

  •
  failure to observe or perform any other covenant or agreement in such series of debt securities or the Indenture, continued for 60 days after receipt by the Company of notice of such failure specifying such failure and requiring the same to be remedied from the trustee or holders of at least 25% of the principal amount of such series of debt securities outstanding;

  •
  certain events of bankruptcy, insolvency or reorganization of the Company; and

  •
  any other event of default we may provide for that series of debt securities.

        If an event of default with respect to the outstanding debt securities of a particular series occurs and continues, either the trustee or the holders of at least 25% in aggregate principal amount of such series of outstanding debt securities may declare the principal amount of such series of debt securities to be due and payable immediately; provided that, in the case of certain events of bankruptcy, insolvency or reorganization, such principal amount, or portion thereof will automatically become due and payable without any action by the trustee or any holder. However, at any time after an acceleration with respect to the debt securities of a particular series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see "Modification and Waiver" below.

        If the principal or any premium or interest on any debt security is payable in a currency other than U.S. dollars and such currency is not available to the Company for making payment due to the imposition of exchange controls or other circumstances beyond the Company's control, the Company is entitled to satisfy its obligations to holders of such debt securities by making such payment in U.S. dollars in an amount equal to the U.S. dollar equivalent of the amount payable in such other currency, as determined by the trustee as provided in the Indenture. Any payment made under such circumstances in U.S. Dollars where the required payment is in a currency other than U.S. Dollars will not constitute an event of default under the Indenture.

        Subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the trustee security or indemnity reasonably satisfactory to the trustee. Subject to such indemnification and certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

        Other than with respect to a lawsuit for the payment of principal, premium, if any, and interest on any series of debt securities when due, the Indenture provides that no holder of such series of debt securities may institute any action against the Company under the Indenture without first complying with the conditions set forth in the Indenture.

        The Company will furnish to the trustee an annual statement as to the Company's performance of certain of its obligations under the Indenture and as to any default in such performance.

Modification and Waiver

        Modifications and amendments of the Indenture with respect to any series of debt securities outstanding may be made by the Company and the trustee with the consent of holders of a majority in aggregate principal amount of such series, except that no such modification or amendment may, without the consent of the holder of each outstanding debt security of the applicable series affected thereby:

  •
  extend the stated maturity date of the principal of, or any installment of principal of or interest on, any such debt security, or reduce the principal amount of or the rate (or extend the time for payment) of interest on, or any premium payable upon the redemption of, any such debt security;

  •
  reduce the amount of principal payable upon acceleration of the maturity thereof;

  •
  change the place or currency of payment of principal of, or premium, if any, or interest on, any such debt security;

  •
  impair the right to institute suit for the enforcement of any payment on, or with respect to, any such debt security;

  •
  reduce the percentage in aggregate principal amount of such series of outstanding debt securities, the consent of the holders of which is required for any amendment, supplemental indenture or waiver provided for in the Indenture;

  •
  modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding debt security of the series affected thereby;

  •
  cause any such debt security to become subordinate in right of payment to any other debt, except to the extent provided in the terms of such security; or

  •
  if such debt security provides that the holder may require us to repurchase or convert such debt security, impair such holder's right to require repurchase or conversion of such debt security on the terms provided therein.

        Sally Beauty and the trustee may also modify and amend the Indenture without the consent of any holder of debt securities in limited circumstances, such as clarifications and changes that would not adversely affect the holders.

        The holders of a majority in aggregate principal amount of any series of outstanding debt securities may, on behalf of the holders of all such debt securities, waive the Company's compliance with certain restrictive provisions of the Indenture or such series of debt securities. The holders of a majority in aggregate principal amount of any series of outstanding debt securities may, on behalf of the holders of all such debt securities, waive any past default under the Indenture, except a default in the payment of the principal of, or premium, if any, or interest on, such debt securities or in respect of any provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected thereby.

Legal Defeasance and Covenant Defeasance

        The Indenture provides that the Company may, at its option, elect to discharge its obligations with respect to any series of debt securities ("Legal Defeasance"). If Legal Defeasance occurs, the Company will be deemed to have paid and discharged all amounts owed under the applicable series of debt securities, and the Indenture will cease to be of further effect as to such series of debt securities, except that:

  •
  holders will be entitled to receive timely payments for the principal of, premium, if any, and interest on, such series of debt securities, from the funds deposited for that purpose (as explained below);

  •
  the Company's obligations will continue with respect to the issuance of temporary debt securities, the registration of debt securities, and the replacement of mutilated, destroyed, lost or stolen debt securities of the applicable series;

  •
  the trustee will retain its rights, powers, trusts, duties, and immunities, and the Company will retain its obligations in connection therewith; and

  •
  other Legal Defeasance provisions of the Indenture will remain in effect.

        In addition, Sally Beauty may, at its option and at any time, elect to cause the release of its obligations with respect to most of the covenants in the Indenture ("Covenant Defeasance") with respect to any series of debt securities. If Covenant Defeasance occurs, certain events (not including non-payment events and bankruptcy, insolvency and reorganization events) relating to the Company described under "Events of Default" will no longer constitute events of default with respect to such series of debt securities. The Company may exercise Legal Defeasance regardless of whether it previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance (each, a "Defeasance") with respect to any series of debt securities:

          (1)   the Company must irrevocably deposit with the trustee, in trust, for the benefit of holders of the debt securities of such series, U.S. legal tender, U.S. government securities, a combination thereof or other obligations as may be provided with respect to such series of debt securities, in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the applicable series of debt securities on the stated date for payment or any redemption date thereof, and the trustee must have, for benefit of holders of such debt securities, a valid, perfected, exclusive security interest in the trust;

          (2)   in the case of Legal Defeasance, the Company must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

    •
    the Company has received from, or there has been published by, the Internal Revenue Service, a ruling; or

    •
    since the date of the Indenture, there has been a change in the applicable federal income tax law;

in either case to the effect that holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Company must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

          (4)   no default or event of default may have occurred and be continuing under the Indenture on the date of the deposit with respect to such series of debt securities; in addition, no event of default relating to bankruptcy or insolvency may occur at any time from the date of the deposit to the 91st calendar day thereafter;

          (5)   the Defeasance may not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound;

          (6)   the Company must deliver to the trustee an officers' certificate stating that the deposit was not made by the Company with the intent to hinder, delay or defraud any other of its creditors; and

          (7)   the Company must deliver to the trustee an officers' certificate confirming the satisfaction of conditions in clauses (1) through (6) above, and an opinion of counsel confirming the satisfaction of the conditions in clauses (1) (with respect to the validity and perfection of the security interest), (2), (3) and (5) above.

        The Defeasance will be effective on the earlier of (i) the 91st day after the deposit, and (ii) the day on which all the conditions above have been satisfied.

        If the amount deposited with the trustee to effect a Covenant Defeasance is insufficient to pay the principal of, premium, if any, and interest on, the applicable series of debt securities when due, then the Company's obligations under the Indenture and such series of debt securities will be revived, and such Defeasance will be deemed not to have occurred.

Restrictive Covenants

        We will describe restrictive covenants for any series of debt securities in the applicable prospectus supplement and other offering materials relating to such series of debt securities.

Consolidation, Merger, Conveyance, Transfer or Lease

        The Company may not consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any entity, unless:

  •
  the Company is the surviving entity or, if not, the successor entity formed by such consolidation or into which the Company is merged or which acquires or leases the Company's assets is organized and existing under the laws of any U.S. jurisdiction and expressly assumes the Company's obligations with respect to the debt securities and under the Indenture;

  •
  no default or event of default exists or will occur immediately after giving effect to the transaction; and

  •
  the Company has delivered to the trustee the certificates and opinions required under the Indenture.

Form, Exchange and Transfer

        The Company will issue the debt securities only in fully registered form, without interest coupons. Unless provided otherwise in the prospectus supplement and the other offering materials relating to a particular series of debt securities, the debt securities will be issued in minimum denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer or exchange of debt securities, but the Company may require payment of a sum sufficient to cover any tax or government charge payable in connection therewith. If any series of the debt securities are to be redeemed in part, the Company will not be required to issue, register the transfer of or exchange such series of the debt securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of such mailing or to register the transfer of or exchange any debt securities so selected for redemption in part, except the unredeemed portion of any debt securities being redeemed in part.

        The Company will cause to be kept at the office of the registrar a register in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration of the debt securities and registration of transfers of the debt securities. The Company initially will appoint the trustee at its corporate trust office as paying agent and registrar for the debt securities. The Company may vary or terminate the appointment of any paying agent or registrar, or appoint additional or other such agents or approve any change in the office through which any such agent acts. The Company will cause notice of any resignation, termination or appointment of the trustee or any paying agent or registrar, and of any change in the office through which any such agent will act, to be provided to holders of the debt securities.

The Trustee

        All payments of principal on, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities will be effected by the trustee or its agent at an office designated by the trustee at its corporate trust office.

        The Indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an event of default under the Indenture, the trustee will exercise such rights and powers vested in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity reasonably satisfactory to the trustee.

        The Indenture and provisions of the Trust Indenture Act contain limitations on the rights of the trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with the Company or any of its affiliates. If the trustee acquires any conflicting interest, it must eliminate such conflict or resign.

        Affiliates of the trustee may serve as agents and lenders under our credit facilities or engage in other transactions with us from time to time

Governing Law

        New York law governs the Indenture and will govern the debt securities.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase common stock or preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants, if any, under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

        The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering, including, among others, the aggregate number of warrants offered, the exercise price of the warrants, the dates or periods during which the warrants are exercisable and any other specific terms of the warrants.

        The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the Commission if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see "Incorporation of Certain Information By Reference." We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS OR UNITS

        We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of common stock and/or preferred stock at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock and/or preferred stock. The price per share and the number of shares may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consists of (a) stock purchase contracts and (b) warrants. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or require the holders of the stock purchase units to make periodic payments to us. These payments may be secured or unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

        The description in the applicable prospectus supplement and other offering material of any stock purchase contracts or stock purchase units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract agreement, which will be filed with the Commission if we offer stock purchase contracts or stock purchase units. For more information on how you can obtain copies of the applicable purchase contract agreement if we offer stock purchase contracts or stock purchase units, see "Incorporation of Certain Information By Reference." We urge you to read the applicable purchase contract agreement and any applicable prospectus supplement in their entirety.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

        The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

        Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called "participants." Such accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if we directly offer and sell the securities. Ownership of global securities will be limited to the depository's participants or persons that may hold interests through such participants. Ownership of global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to ownership interests of participants) and records of the participants (with respect to ownership interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of global securities will not:

  •
  be entitled to have any of the individual securities of the series represented by such global security registered in their names;

  •
  receive or be entitled to receive physical delivery of any such securities in definitive form; and

  •
  be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

        Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such ownership interests.

        We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of global securities for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

        If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

        The information in this section concerning the depository and its book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

SELLING STOCKHOLDERS

        We may register securities covered by this prospectus for re-offers and resales by any selling stockholders named in a prospectus supplement. We are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, which allows us to add secondary sales of shares of our common stock by any selling stockholders by filing a prospectus supplement with the Commission. We may register these shares to permit selling stockholders to resell their shares when they deem appropriate. Selling stockholders may resell all, a portion or none of their shares at any time and from time to time. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders. We will provide you with a prospectus supplement naming the selling stockholder(s), the amount of securities to be registered and sold and any other terms of the securities being sold by the selling stockholder(s).

PLAN OF DISTRIBUTION

        We or the selling stockholders may offer and sell the securities in any one or more of the following ways:

  •
  to or through underwriters, brokers or dealers;

  •
  directly to one or more other purchasers;

  •
  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through agents on a best-efforts basis; or

  •
  otherwise through a combination of any of the above methods of sale.

        In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities.

        Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        Shares of common stock may also be exchanged for satisfaction of the selling stockholders' obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

        Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

  •
  the purchase price of the securities and the proceeds we will receive from the sale of the securities;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

  •
  any commissions allowed or paid to agents;

  •
  any other offering expenses;

  •
  any securities exchanges on which the securities may be listed;

  •
  the method of distribution of the securities;

  •
  the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

  •
  any other information we think is important.

        If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or the selling stockholders in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

        Such sales may be effected:

  •
  in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  •
  in transactions in the over-the-counter market;

  •
  in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

  •
  through the writing of options; or

  •
  through other types of transactions.

        The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

        The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

        If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. In all cases, these purchasers must be approved by us. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

        Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

        Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

        The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

        If more than 10 percent of the net proceeds of any offering of securities made under this prospectus will be received by members of the Financial Industry Regulatory Authority, which we refer to in this prospectus as "FINRA," participating in the offering or by affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).

        To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

        Alston & Bird LLP will pass upon the validity of any securities we offer by this prospectus and any prospectus supplement. If the validity of any securities is also passed upon by counsel for underwriters participating in an offering of securities offered by this prospectus and any prospectus supplement, the underwriters' counsel will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Sally Beauty Holdings, Inc. as of September 30, 2010 and 2009, and for each of the years in the three-year period ended September 30, 2010, and management's assessment of the effectiveness of internal control over financial reporting as of September 30, 2010 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14.    Other Expenses of Issuance and Distribution

        The following is a statement of the expenses (all of which are estimated) we expect to incur in connection with the issuance and distribution of the securities registered under this registration statement, other than underwriting discounts and commissions:

Amount to be paid
Commission registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing fees		**
Trustee's fees and expenses		**
Miscellaneous		**
Total (without Commission registration fee)	$	**

*
The registrant is registering an indeterminate amount of securities under this registration statement and, in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any additional registration fee until the time that the securities are sold under this registration statement pursuant to a prospectus supplement.

**
Estimates of these fees and expenses are not presently known. Estimates of the fees and expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

Delaware General Corporation Law

        Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Amended and Restated Certificate of Incorporation

        The Company's Amended and Restated Certificate of Incorporation provides that each of its directors shall be indemnified to the fullest extent permitted by Delaware law, provided that the Company shall not be obligated to indemnify or advance expenses to a director in respect of an action, suit or proceeding (or part thereof) instituted by such director, unless such action, suit or proceeding (or part thereof) has been authorized by the Company's board of directors.

Third Amended and Restated By-Laws

        The Company's third amended and restated by-laws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving at the request of the Company, as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that, with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Company's board of directors, subject to certain exceptions. The Company's third amended and restated by-laws also provide that any person entitled to such indemnification shall have the right to be paid by the Company expenses incurred in defending such proceeding in advance of its final disposition.

Amended and Restated Director and Officer Indemnification Agreements

        Each member of the Company's board of directors, including Gary G. Winterhalter, the Company's President and Chief Executive Officer, is a party to an indemnification agreement with the Company which provides, among other things, that subject to the procedures set forth therein, the Company will, to the fullest extent permitted by applicable law, indemnify the indemnitee if, by reason of such indemnitee's status as a director of the Company or, in the case of Mr. Winterhalter, his status as a director or officer of the Company or any of its subsidiaries or, at the Company's request, of another entity, such indemnitee incurs any losses, liabilities, judgments, fines, penalties or amounts paid in settlement in connection with any threatened, pending or completed proceeding, whether of a civil, criminal, administrative or investigative nature. In addition, each indemnification agreement provides for the advancement of expenses incurred by the indemnitee, subject to certain exceptions, in connection with any proceeding covered by the indemnification agreement. Each indemnification agreement also requires that the Company cover the indemnitee under liability insurance available to any of the Company's directors, officers or employees, and that the Company's indemnification obligations under these agreements will be primary for all claims made against the indemnitee.

Insurance

        The Company has obtained a directors' and officers' liability insurance policy insuring the directors and officers of the Company against certain losses resulting from wrongful acts committed by them as directors and officers of the Company, including liabilities arising under the Securities Act.

Item 16.    Exhibits

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
1.1	Form of Underwriting Agreement	*
4.1	Amended and Restated Certificate of Incorporation of Sally Beauty Holdings, Inc., dated November 16, 2006.	Exhibit 4.1 to the Company's Registration Statement on Form S-8 filed on November 20, 2006.
4.2	Third Amended and Restated By-Laws of Sally Beauty Holdings, Inc., dated October 23, 2008.	Exhibit 3.1 to the Company's Current Report on Form 8-K filed on October 20, 2008.
4.3	Form of Indenture	**
4.4	Specimen of Preferred Stock Certificate and Form of Designation of Preferred Stock.	*
4.5	Form of Note	*
4.6	Form of Warrant	*
5.1	Opinion of Alston & Bird LLP	**
12.1	Statement regarding computation of earnings to fixed charges	**
23.1	Consent of KPMG LLP	**
23.3	Consent of Alston & Bird LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page).

*
To be filed by amendment to the registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**
Filed herewith.

Item 17.    Undertakings

        The undersigned Registrant hereby undertakes:

        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denton, State of Texas, on this 18th day of November, 2010.

SALLY BEAUTY HOLDINGS, INC.
By:	/s/ GARY G. WINTERHALTER Gary G. Winterhalter President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MARK J. FLAHERTY and MATTHEW O. HALTOM, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith (including any registration statement relating to this Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ GARY G. WINTERHALTER Gary G. Winterhalter	President, Chief Executive Officer and Director (Principal Executive Officer)	November 18, 2010
/s/ MARK J. FLAHERTY Mark J. Flaherty	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 18, 2010
/s/ JANNA S. MINTON Janna S. Minton	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	November 18, 2010
/s/ JAMES G. BERGES James G. Berges	Chairman of the Board and Director	November 18, 2010

Signature	Title	Date

/s/ KATHLEEN J. AFFELDT Kathleen J. Affeldt	Director	November 18, 2010
/s/ MARSHALL E. EISENBERG Marshall E. Eisenberg	Director	November 18, 2010
/s/ KENNETH A. GIURICEO Kenneth A. Giuriceo	Director	November 18, 2010
/s/ ROBERT R. MCMASTER Robert R. McMaster	Director	November 18, 2010
/s/ WALTER METCALFE Walter Metcalfe	Director	November 18, 2010
/s/ JOHN A. MILLER John A. Miller	Director	November 18, 2010
/s/ MARTHA MILLER DE LOMBERA Martha Miller de Lombera	Director	November 18, 2010
/s/ EDWARD W. RABIN Edward W. Rabin	Director	November 18, 2010
/s/ RICHARD J. SCHNALL Richard J. Schnall	Director	November 18, 2010